EXHIBIT NO. 10-X
                               DUKE POWER COMPANY
                             RETIREMENT SAVINGS PLAN
                         (As Amended to January 1, 1997)


                               ARTICLE I. PURPOSE

         Duke Power Company adopted the Duke Power Company Stock Purchase-Savings Program for Employees as of July 1, 1959, to provide an opportunity for employees to become shareholders of Duke Power Company ("Duke") and to encourage them to save on a regular basis by setting aside part of their earnings. The name of the Plan was changed to the Duke Power Company Retirement Savings Plan effective as of January 1, 1997. The Plan also has been adopted by Crescent Resources, Inc. ("Crescent"), DE&S Northwest, Inc. ("DE&S Northwest"), Duke Energy Corp. ("Duke Energy"), Duke Engineering & Services, Inc. ("Duke Engineering"), Intera, Inc. ("Intera") and Nantahala Power and Light Company ("Nantahala"). The Plan is a profit sharing plan intended to satisfy the requirements of section 401(a) of the Code as well as the guidelines set forth in section 404(c) of the Employee Retirement Income Security Act and the regulations thereunder.

         The primary Plan provisions set forth herein are effective on and after January 1, 1997, except where an earlier or later date is specified. Employees of Nantahala Power and Light Company and Employees who on January 1, 1997, are covered by a collective bargaining agreement applicable to a collective bargaining unit which has not adopted the Plan as restated on January 1, 1997, shall continue to participate based upon the terms and conditions of the Plan in the form that it existed on December 31, 1996, a copy of which is attached to and made a part of this Plan as Appendix B. Notwithstanding the foregoing, when necessary to comply with federal laws and regulations, the provisions of the January 1, 1997 document shall be applied in lieu of the corresponding provisions of Appendix B; including without limitation Section 2.27, Sections 4.7-4.13(d), Article XIII and Article XIV.


                             ARTICLE II. DEFINITIONS

         Wherever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context:

         2.1 Actual Deferral Percentage: The ratio (expressed as a percentage) of Deferrals and Additional Deferrals on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. The Actual Deferral Percentage of an Eligible Employee who does not make a Deferral or Additional Deferral is zero.

         2.2 Additional Contributions: Eligible Earnings which an Eligible Employee could elect to contribute to the Plan by payroll deduction in Plan Years ending prior to November 1, 1991.


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         2.3 Additional Deferrals:  Eligible Earnings which an Eligible
Employee elects to defer in accordance with section 4.2.

         2.4 Adjustment Factor: The cost of living factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide, but subject to the limitations of section 401(a)(17)(B) for Plan Years commencing after December 31, 1993.

         2.5 Affiliated Employer: Any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

         2.6 Average Actual Deferral Percentage: The average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Employees in a group.

         2.7 Average Contribution Percentage: The average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

         2.8 Break in Service: A 12-consecutive month period during which an Employee does not have more than 500 Hours of Service with the Employer. The computation period described in Section 2.38 for measuring a Year of Service for eligibility purposes shall be used in determining a Break in Service.

         2.9 Code: The Internal Revenue Code of 1986, as amended from time to time.

         2.10 Committee: The Duke Power Company Stock Purchase-Savings Program Committee, which is the administrator of the Plan.

         2.11 Compensation: Compensation shall mean (except as otherwise defined in Article XV) all of each Eligible Employee's compensation as described in section 1.415-2(d)(2) of the regulations, but excluding those items described in section 1.415-2(d)(3) of the regulations, received during the Plan Year by the Eligible Employee from the Employer, including amounts that are not currently includible in the Employee's gross income by reason of application of sections 125 or 402(a)(8) of the Code. The annual compensation of each Eligible Employee taken into account under the Plan for any Plan Year commencing after 1988 but before 1994 shall not exceed $200,000, as increased by the Adjustment Factor. The annual compensation of each Eligible Employee taken into account under the Plan for any Plan Year commencing after 1993 shall not exceed $150,000, as increased by the Adjustment Factor.

         2.12 Contribution Percentage: The ratio (expressed as a percentage) of the sum of Employee contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for the Actual Deferral Percentage test) under the Plan on behalf of


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the Eligible Employee for the Plan Year to the Eligible Employee's Compensation
for the Plan Year.

         2.13 Deferrals: Eligible Earnings which an Eligible Employee elects to defer in accordance with section 4.1.

         2.14 Determination Date: The last day of each Plan Year.

         2.15 Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         2.16 Distributee: A Distributee includes an Employee or former employee. In addition, the Employee's or former employee's surviving spouse and the Employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         2.17 Duke Power Company Common Stock Fund: A Fund established under the Plan which will be invested primarily in the common stock of Duke Power Company plus a small percentage of cash. Participants within the Diversified Option may direct that all or a part of their Deferrals and Additional Deferrals, if any, be invested in this fund and all Matching Contributions for such Participants shall be initially invested in this fund.

         2.18 Eligible Earnings: Eligible Earnings shall mean, for all Participants, all amounts received for services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that such amounts are includible in the Participant's gross income as wages required to be reported under Code Sections 6041, 6051 and 6052 (Box 1 of Form W-2), without regard to limits on wages under Code Section 3401, such as the exemption for agricultural labor. Eligible Earnings shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code Sections 125 or 401(k). However, Eligible Earnings shall not include expense reimbursements and allowances, cash or noncash fringe benefits, moving expenses, the receipt of compensation previously deferred, severance pay, pay for unused vacation, excellence awards, welfare benefits, or long-term incentive payments (incentives attributable to multi-year performance periods for which no incentive is earned or paid until the end of the multi-year period). Incentive pay, including that attributable to participation in equity awards, that is paid to employees of Crescent Resources, Inc. will not constitute Eligible Earnings unless it is paid from the Crescent Resources Employee Goals Program. Notwithstanding the foregoing, individually determined incentive pay as distinguished from group incentive pay, that is paid to any individual employed by Crescent Resources Inc. shall be counted as Eligible Earnings to the extent such incentive pay does not exceed twenty percent of the individual's base pay determined as of the time the payment is made. Incentive pay that is payable to certain officers of Crescent Resources, who on January 1, 1983 first participated in an incentive compensation arrangement which was implemented on that date, and incentive pay that is payable to any officer who participated in such arrangement by employment agreement executed on January 1, 1983, shall not be counted as Eligible Earnings even if less than 20 percent of Base Pay.


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         Earnings of a Participant in excess of the amount authorized pursuant to Code Section 401(a)(17)($150,000 for 1996) for any Plan Year or any portion of a Plan Year shall not be recognized; provided that the greatest amount authorized for Plan Years before 1994 shall be used retroactively to the extent permitted by the Code.

         2.19 Eligible Employee: An Employee who has attained age 18; satisfied the participation requirements of Article III; is not a leased employee within the meaning of section 414(n)(2) of the Code; and is employed by an Employer listed on Appendix A. An Employee who is a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code) and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be eligible to participate in the Program. Employees who on January 1, 1997, are covered by a collective bargaining agreement applicable to a collective bargaining unit which has not adopted this Plan, shall be ineligible to participate in this Plan as restated effective January 1, 1997, but shall instead continue to participate in the Plan as it existed on December 31, 1996, a copy of which is attached as Appendix B. Effective as soon as practicable following the ratification of a collective bargaining agreement which specifically adopts this Plan as restated on January 1, 1997, such Employees shall commence participation in the restated version of this Plan. Employees of Nantahala shall also participate in the Plan based upon the provisions set forth in Appendix B until Nantahala adopts the Plan as restated on January 1, 1997.

         2.20 Eligible Retirement Plan: A plan defined in section 402(c)(8)(B) of the Code; however, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is a plan described in subsection
(i) or (ii) of section 402(c)(8)(B) of the Code.

         2.21 Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         2.22 Employee: An individual employed by an Affiliated Employer including a leased employee within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty (20) percent of the Affiliated Employer's Nonhighly Compensated work force within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5)(B) of the Code.

         2.23 Employer: Duke Power Company, a North Carolina corporation, and those Affiliated Employers which have adopted the Plan as listed on Appendix A.


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         2.24 Excess Aggregate Contributions: With respect to any Plan Year, the aggregate Contribution Percentage amounts actually paid over to the Trust on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under section 4.11.

         2.25 Excess Deferrals: With respect to any Plan Year, the aggregate amount of Deferrals and Additional Deferrals actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under section 4.7.

         2.26 Fund: Any of the funds, including the Duke Power Company Common Stock Fund, established under the Plan for investment of Participants' Accounts within the Diversified Option. The Committee shall have the discretion to establish and terminate such funds as it shall deem appropriate both on a prospective basis and with respect to existing Investment Accounts.

         2.27 Highly Compensated Employee: The term "Highly Compensated Employee" shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs service for an Affiliated Employer during the determination year and who, during the preceding year: (i) received Compensation from the Employer in excess of $80,000 (as adjusted by the Adjustment Factor) and was a member of the top-paid group for such year; or (ii) was a 5-percent owner at any time during the determination year or the preceding year. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such year. An Employee is a 5-percent owner for any year if such Employee owns or is considered as owning (within the meaning of section 318 of the Code) more than 5 percent of the outstanding stock where the Employer is a corporation, or if the employer is not a corporation any person who owns more than 5 percent of the capital or profits interest. For this purpose, the determination year shall be the Plan Year. The preceding year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday, based upon the applicable definition of a highly compensated active employee for such earlier separation year or determination year.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

         2.28 Hour of Service: Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Affiliated Employer (including the Duke/Fluor Daniel partnership).


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Hours in which duties are performed shall be credited to the computation period in which the duties are performed. Hours in which no duties are performed but for which payment is made for reasons such as vacations, holidays, illness and hours for which back pay is awarded or agreed to shall be credited to the computation period to which the payment pertains. No duplicate credit shall be given on account of an award or agreement for back pay. Hours of Service shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations.

         2.29 Matching Contribution: Any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Deferrals.

         2.30 Nonhighly Compensated Employee: An Employee of the Affiliated Employer who is not a Highly Compensated Employee.

         2.31 Participant: Either an Eligible Employee who has met the participation requirements of Article III and currently is making contributions under the Plan or an individual who is not making contributions currently but to whose account there are investments under the Plan.

         2.32 Plan: The Duke Power Company Retirement Savings Plan, the Plan set forth herein, as amended from time to time.

         2.33 Plan Manager: The person appointed by the Committee to have primary responsibility for management of regular operations of the Plan.

         2.34 Plan Year: The calendar year.

         2.35 Qualified Matching Contribution: Matching Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

         2.36 Rollover Account: The account established pursuant to section 17.4 to accept and hold rollover contributions under Article XVII.

         2.37 Termination of Employment: The ending of the employment relationship between the Affiliated Employer and Employee for a cause other than death. No Termination of Employment results when an Employee takes a leave of absence authorized by the Affiliated Employer under the Affiliated Employer's established and nondiscriminatory personnel practices.

         2.38 Trustee; Trust: The Trustee provided for in Article XVIII and the Trust that the Trustee is to administer.

         2.39 Valuation Date: With respect to the Basic Option, the Valuation Date shall be the last day of each calendar month. With respect to the Diversified Option, the Valuation Date shall be each day during which shares of stock are traded on the New York Stock Exchange, or such other date or dates which may be established by the Committee.

         2.40 Year of Service: A one-year period during which the Employee has at least 1,000 Hours of Service. The initial computation period shall commence on the first day an Employee is

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entitled to be credited with an Hour of Service. Succeeding computation periods shall be Plan Years, beginning with the Plan Year which includes the first anniversary of the employment commencement date.


                     ARTICLE III. ELECTION OF PARTICIPATION

                  3.1 General Rule for Participation: An individual who is an Eligible Employee may elect in accordance with provisions of section 3.2 to commence participation after the individual has completed a Year of Service or was an Employee, throughout the three immediately preceding calendar months. Participation shall commence as soon as practicable following both the satisfaction of the service requirements and the filing of an election to participate under Section 3.2.

         3.2 Election to Participate: An election to participate shall be made by written notice delivered to the Employer or by electronic communication on or before the day on which participation is to commence. The notice shall include a salary deferral election as permitted under sections 4.1 and 4.2. Eligible Employees shall be notified of their eligibility in ample time for them to be able to commence participation at the earliest possible date.

         3.3 An Eligible Employee who was a Participant on December 31, 1996, shall continue to participate in accordance with the Plan provisions set forth herein.

         3.4 Immediate Participation: An Eligible Employee may elect in accordance with the provisions of section 3.3 to commence participation on the date of being reemployed, if the individual had at any time satisfied the participation requirements of Article III.

3.5 Break in Service: A Break in Service shall have the following consequences:

         (a) Employee with Vested Benefit: The pre-break and post-break Years of Service of an Employee who had satisfied the requirements of Article XI for a vested benefit before commencement of a Break in Service shall be added together for the purpose of determining his or her rights and benefits.

         (b) Employee with no Vested Benefit: The pre-break vesting and participating Years of Service of an Employee who had not earned a vested benefit before commencement of a Break in Service shall be lost unless (a) the Employee acquires at least 1,000 Hours of Service in a calendar year which follows the Break in Service and (b) the number of consecutive one-year Breaks in Service is less than the number of earlier Years of Service or five, whichever is greater.

         (c) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the

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individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period


             ARTICLE IV. EMPLOYEE DEFERRALS AND ADDITIONAL DEFERRALS

         4.1 Deferrals: An Eligible Employee may defer, in increments one percent, a percentage of Eligible Earnings to the Plan. The minimum Deferral shall be one percent of Eligible Earnings and the maximum Deferral shall be six percent of Eligible Earnings. The Participant's Eligible Earnings for the Plan Year shall be reduced by an amount equal to the Deferrals authorized by the Participant, and the Employer shall contribute to the Trust for each Plan Year an amount equal to the Deferrals elected by the Participant. Any such Employer contribution shall be credited to the Deferral account of the Participant and shall be subject to the restrictions on distributions set forth in Article IX.

         4.2 Additional Deferrals. An Eligible Employee may authorize Additional Deferrals, which are not matched by the Employer, in increments of one percent of Eligible Earnings. The minimum Additional Deferral shall be one percent of Eligible Earnings, and the maximum Additional Deferral shall be four percent of Eligible Earnings. The Participant's Eligible Earnings for the Plan Year shall be reduced by an amount equal to the Additional Deferrals authorized by the Participant, and the Employer shall contribute to the Trust for each Plan Year an amount equal to the Additional Deferrals elected by the Participant. Any such Employer contribution shall be credited to the Additional Deferral account of the Participant and shall be subject to the restrictions on distributions set forth in Article IX.

         4.3 Maximum Amount of Deferrals and Additional Deferrals: No Participant shall be permitted to elect Deferrals and Additional Deferrals under this Plan and any other similar program for a calendar year in excess of $7,000, multiplied by the Adjustment Factor. Notwithstanding a Participant's election under section 4.1 or section 4.2, the Plan Manager shall on a prospective basis limit the Deferrals or Additional Deferrals elected by some or all Highly Compensated Employees to prevent a violation of the Average Actual Deferral Percentage test described in section 4.7 or the Average Contribution Percentage test described in section 4.11. The Plan Manager shall adjust the Additional Deferrals of Highly Compensated Employees, beginning with the Highly Compensated Employee(s) with the highest amount of Additional Deferrals, in a manner consistent with the method described in section 401(k)(8)(C) of the Code, prior to adjusting the Deferrals of any Highly Compensated Employee. If it then becomes necessary to reduce the Deferrals of any Highly Compensated Employee, such reduction shall also be conducted in accordance with section 401(k)(8)(C) of the Code. The Plan Manager shall give written notice to each Participant whose Deferrals or Additional Deferrals will be reduced or eliminated pursuant to this section.

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         4.4 Changes in Contributions: A Participant may change the percentage of his Deferrals or Additional Deferrals as of the first day of the Plan Year immediately following the date the Employer receives a notice of change.

         4.5 Suspension of Contributions: A Participant may suspend Deferrals or Additional Deferrals by giving written or electronic notice before the start of the first payroll period affected by the suspension. A Participant whose Deferrals or Additional Deferrals have been suspended may resume contributions by executing a new payroll authorization. The authorization shall be effective as of the first day of the Plan Year next following the date the Employer receives written or electronic notice.

         4.6 Rounding of Amounts: Amounts of payroll reductions may be rounded in a manner determined by the Plan Manager for the purposes of facilitating administration of the Plan.

         4.7 Average Actual Deferral Percentage: The Average Actual Deferral Percentage for Highly Compensated Employees for the Plan Year and the Average Actual Deferral Percentage for Nonhighly Compensated Employees for the preceding Plan Year must satisfy one of the following tests:

         (a) The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

         (b) The Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         4.8   Special Rules:

         4.8(a) The Actual Deferral Percentage for the Plan Year for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferrals or Additional Deferrals allocated to his or her account under two or more arrangements described in section 401(k) of the Code that are maintained by the Employer shall be determined as if such Deferrals and Additional Deferrals were made under a single arrangement.

         4.8(b) The determination and treatment of the Deferrals, Additional Deferrals, and Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

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         4.9 Distribution of Excess Deferrals: Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Deferrals and Additional Deferrals were allocated for the preceding Plan Year. Excess Deferrals shall be treated as annual additions under the Plan. Excess Deferrals shall be determined and distributed in accordance with Section 401(k)(8)(C) of the Code beginning with the Highly Compensated Employee(s) with the highest amount of Additional Deferrals and Deferrals.

         4.10  Determination of Income or Loss:

         4.10(a) The Excess Deferrals shall be adjusted for income or loss. The income or loss allocable to Excess Deferrals shall be determined (i) by multiplying the income or loss allocable to the Participant's Deferrals and Additional Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Deferral on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Deferrals and Additional Deferrals on the last day of the preceding Plan Year, or (ii) by any other method authorized by the Code or regulations thereunder.

         4.10(b) Accounting for Excess Deferrals: Amounts distributed under this section shall first be treated as distributions from the Participant's Additional Deferral account and shall be treated as distributed from the Participant's Deferral account only to the extent such Excess Deferrals exceed the balance in the Participant's Additional Deferral account.

         4.11  Contribution Percentage:

         4.11(a) The Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

         4.11(b) The Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for the Plan Year for Eligible Employees who are Highly Compensated Employees does not exceed the Average Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         4.12  Special Rules:

         4.12(a) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the employer and the sum of the Average Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests

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exceeds the aggregate limit, then the Average Contribution Percentage of those
Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Average Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if either the Average Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees.

         4.12(b) The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions, or to have Matching Contributions allocated to his account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such employee contributions and Matching Contributions was made under a single plan.

         4.12(c) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

         4.12(d) The determination and treatment of the Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         4.13  Distribution of Excess Aggregate Contributions:

         4.13(a) General Rule: Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed (or, if forfeitable, forfeited) no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as annual additions under the Plan. Any distribution of the Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contribution on behalf of, or by, each such Highly Compensated Employee.

         4.13(b) Determination of Income or Loss: The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined (i) by multiplying the income or loss allocable to the Participant's employee contributions, Matching Contributions and Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balance attributable to Contribution Percentage amounts on the last day of the preceding Plan Year, or (ii) by any other method authorized by the Code or regulations thereunder.

         4.13(c) Treatment of Forfeitures: Forfeitures of Excess Aggregate Contributions shall serve to reduce Employer contributions. Amounts forfeited by Highly Compensated Employees under this section shall be treated as annual additions under the Plan.

         4.13(d) Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited on a pro rata basis from the Participant's employee contribution account, Matching Contributions account and Qualified Matching Contribution Account. The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals, and then determining the Excess Contributions.

         4.14 Military Service: Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u)(4) of the Code.


                  ARTICLE V. EMPLOYER CONTRIBUTIONS - MATCHING

         5.1 Amount of Matching Contributions: Subject to the limitation in section 5.2, each Employer shall contribute out of current or accumulated earnings an amount equal to one hundred percent of the first three percent of all Deferrals made by its Employees under provisions of section 4.1 and an amount equal to fifty percent of the next three percent of Deferrals made by its Employees, except that the Matching Contribution attributable to Excess Deferrals must be forfeited. If an Employer does not have current or accumulated earnings that are adequate for this purpose, the other Employers shall contribute on its behalf in proportion to the sum of the current and accumulated earnings of each.

         5.2 Forfeiture of Matching Contributions: Duke Power Company common stock and uninvested cash which represent Employer contributions or earnings thereon that are forfeited by Participants who receive distributions, make withdrawals or are attributable to Excess Deferrals shall be applied to restore forfeitures in accordance with provisions of Article XIV or to reduce subsequent contributions of the Employer, or, if the Plan should be terminated, any amount not so applied shall be credited ratably to the accounts of all Participants at the time of termination. There shall be no forfeiture of Matching Contributions by a Participant who has at least one Hour of Service on or after April 1, 1993, with respect to any distribution or withdrawal made on or after that date.

         5.3 Maturity of Matching Contributions: Matching Contributions which are not forfeitable will mature at the end of the 24th month following the month for which the matching contributions are posted to the Participant's account. Upon the expiration of the 24-month period the Matching Contributions may be distributed pursuant to Article IX, and transferred into investment options other than the Duke Power Company Common Stock Fund, except in the case of accounts within the Basic Option which must remain invested in Duke Power Company common stock.


                          ARTICLE VI. PLAN INVESTMENTS

         6.1 General: A Participant shall have the choice of investing both pretax and after-tax accounts in either the Basic Option as described in section
6.2 or the Diversified Option as described in section 6.3. A Participant who holds United States Savings Bonds in his or her account, shall be restricted to investing both pretax and after-tax accounts in the Basic Option until such time that he or she liquidates his or her investment in United States Savings Bonds. A Participant who does not hold any investment in United States Savings Bonds in his or her account shall be restricted to investing in the Diversified Option.

         6.2 Basic Option: Each Participant within the Basic Option shall have all of his or her Deferrals and Additional Deferrals invested in the Duke Power Company Common Stock Fund. This investment election shall remain in effect throughout such Plan Year, unless the Participant elects in accordance with procedures established by the Plan Manager to transfer into the Diversified Option by choosing to liquidate all United States Savings Bonds held in his account. All Matching Contributions for Participants in the Basic Option shall be invested in Duke Power Company Common Stock Fund.

         6.2(a) Earnings on Investments within the Basic Option: Earnings, gains and losses on the Duke Power Company Common Stock Fund shall be allocated as under Section 6.3(a). Interest on United States Savings Bonds shall be invested in, or reflected in the redemption value of, such United States Savings Bonds.

         6.2(b) Uninvested Cash within the Basic Option: Any uninvested cash in the account of a Participant at the end of a Plan Year shall be carried over to the next Plan Year, if the Employee continues as a Participant, and then invested.

         6.3 Diversified Option: Each Participant within the Diversified Option shall direct whether his Deferrals and Additional Deferrals, if any, shall be invested in the Duke Power Company Common Stock Fund or in any other Fund offered as an investment option within the Diversified Option. At such time and in such manner as the Plan Manager shall prescribe, each Participant may file with the Plan Manager such Participant's direction with respect to what percentage, if any, of future Deferrals and Additional Deferrals shall be invested in any one or more of the Funds or in the Duke Power Company Common Stock Fund. The percentages so specified by the Participant shall be stated in one percent increments (ten percent increments prior to April 1, 1997). Each such election (or change of election) shall be effective as soon as practicable, but no later than five business days, after the date on which the Plan Manager receives actual notice of the election. If by a date designated by the Plan Manager prior to the allocation of contributions and/or forfeitures there shall not be in effect a valid investment election from a Participant, any amounts allocated to such participant's account shall be invested entirely in the Duke Power Company Common Stock Fund. A Participant shall be eligible to file one election

(or change of election) in any calendar month with respect to existing accounts and one such change per calendar month with respect to the investment of future Deferrals or Additional deferrals during any month prior to April 1, 1997. On and after April 1, 1997, a Participant may change investment options without limitation. For this purpose an election (or change of election) shall be defined to mean any investment notification received by the Plan Manager in any one day, regardless of the number of investment elections made on such day. All Matching Contributions made on behalf of Participants within the Diversified Option shall be allocated to the Duke Power Company Common Stock Fund and such investments, including earnings thereon, must remain in the Duke Power Company Common Stock Fund until the end of the 24th month following the month for which the Matching Contributions are posted to the account.

         6.3(a) Amounts that are to be invested in the Duke Power Company Common Stock Fund, whether on account of Deferrals, Additional Deferrals or Matching Contributions, shall be transferred to the Trustee for investment or invested in Duke Power Company common stock by Duke Power Company for transfer to the Trustee. Trust earnings shall be invested by the Trustee in the Fund. Purchase of Duke Power Company common stock may be by open market purchase, by private purchase or from Duke Power Company by subscription or purchase, whichever may be directed by the Plan Manager. Investment by subscription or purchase from Duke Power Company shall be at the daily closing market price on the New York Stock Exchange on the date of subscription or purchase. While the Duke Power Company Common Stock Fund will consist primarily of Duke Power Company common stock, it will also contain a small cash balance sufficient to cover transfers, withdrawals, and similar Plan transactions. The Plan Manager shall from time to time instruct the Trustee with respect to the percentage of the Duke Power Company Common Stock Fund which shall be held in the form of cash or cash equivalents.

         6.3(b) Accounts and Funds held within the Diversified Option shall be valued as of each Valuation Date. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion ("subaccount") of a Participant's Account maintained with respect to that Fund, in the same ratio that the value of the subaccount (determined as of the Valuation Date) bears to the sum of the values of all participant's subaccounts maintained with respect to the Funds. For the purpose of determining the ratio, the value of the subaccount shall be the value of the subaccount as of the last previous Valuation Date, adjusted for contributions, reallocated forfeitures, loans and loan repayments, interfund transfers, distributions, withdrawals, and expenses.


                  ARTICLE VII. INVESTMENT ELECTIONS; TRANSFERS

         7.1 Elections: At such time and in such manner as the Plan Manager shall prescribe, each Participant shall file with the Plan Manager notice of his or her direction with respect to any election granted to such Participant under the terms of the Plan. The Plan Manager may establish procedures to accept Participant direction by telephone or other electronic means.

         7.2 Transfers among Options. A Participant's subaccounts within the Basic Option shall be transferred to the Diversified Option, as soon as practicable following the date on which the Participant elects to liquidate all United States Savings Bonds held in his or her account. Cash held within the Basic Option shall be transferred into a Fund selected by the Participant, or in the absence of such direction, such cash shall be invested in a money market mutual fund offered as a Fund within the Diversified Option. No transfers shall be permitted from the Diversified Option into the Basic Option.

         7.3 Transfers within the Basic Option: A Participant shall not be entitled to transfer amounts held in one subaccount within the Basic Option to any other subaccount within the Basic Option.

         7.4 Transfers within the Diversified Option: A Participant shall be entitled to transfer amounts held within the Diversified Option between Funds. Transfers shall be allowed only in increments of one percent of the balance of any Fund determined as of the date on which the transfer is made (ten percent for transfers prior to April 1, 1997). No transfer shall be allowable at any time from Matching Contributions which have not matured. The Plan Manager shall direct the Trustee to transfer moneys or other property from one Fund to another Fund as may be necessary to carry out the Participant's transfer transactions in accordance with uniform rules established by the Plan Manager. Transfers will be allowable on any day on which the New York Stock Exchange is open for trading.

         7.5 Restrictions on Transfers: Notwithstanding any other provision of the Plan, the Plan Manager may establish procedures to delay or cancel any transaction directed by a Participant to the extent such transaction may result in a violation of federal securities laws.


                        ARTICLE VIII. INVESTMENT ACCOUNTS

         8.1 Separate Accounts: Separate accounts for each Participant shall reflect the form of investment, the Option (Basic or Diversified) in which he has investments, and the source of the original investment (Participant Deferrals, Additional Deferrals, and Matching Contributions). The Deferral account may be consolidated with the Additional Deferral account and the Rollover Account upon the maturity of Matching Contributions attributable to the Deferrals. Original investments and income thereon shall be reflected separately in the account. Income shall be applied to the Plan Year of the original investment to which it relates.

         8.2 Account Information: United States Savings Bonds shall be accounted for on a cost basis. Funds held within the Diversified Option shall be accounted for on the unit accounting basis.


                            ARTICLE IX. DISTRIBUTION

         9.1  Distribution Before Termination of Employment:

         (a) A Participant may elect any time during the Plan Year to receive distributions from his accounts in the following order. Except as provided in sections 9.1(c) and (d), distribution will not be made from an account until the account previously listed has been exhausted.

                     1. Employee after-tax accounts
                     2. Employer contribution accounts including matured
                        Matching Contribution accounts

         (b) Matching Contribution accounts will mature at the end of the 24th month following the month for which the contributions are posted to the accounts.

         (c) A Participant may request a cash distribution from his or her Deferral account, Additional Deferral account and Rollover Account if he or she suffers a hardship or is at least age 59 1/2. A hardship will be determined by the Plan Manager to exist if the distribution is necessary in light of immediate and heavy financial needs of the Participant, and if funds to alleviate such financial needs are not reasonably available from other resources of the Participant. A distribution due to a hardship must not exceed the lesser of (1) the amount necessary to alleviate the hardship, or (2) the balance in the Participant's Deferral, Additional Deferral, and Rollover Accounts, exclusive of any income allocable to such accounts after December 31, 1988.

         Any distribution on and after April 1, 1989, will be deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

          1. Medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code);

          2. Purchase (excluding mortgage payments) of a principal residence of the Participant;

          3. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents;

          4. The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on the Participant's principal residence; or

          5. Any additional needs specified by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

         Any distribution on and after April 1, 1989, will be treated as necessary to satisfy a financial need if the Plan Manager reasonably relies upon the Participant's written representation, unless the Plan Manager has actual knowledge to the contrary, that the need cannot be relieved:

          1.  Through reimbursement or compensation by insurance or otherwise;

          2. By reasonable liquidation of the Participant's assets (including those of his or her spouse or minor children that are reasonably available), to the extent such liquidation would not itself cause an immediate and heavy financial need;

          3.  By cessation of Deferrals or Additional Deferrals under the Plan;
              or

          4. By distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

(d)  Distributions under section 9(c) will be made in the following order:

          1.   Employee after-tax accounts

          2. Employer contribution accounts including matured Matching Contribution accounts

          3.   Rollover Account

          4.   Deferral account

          5.   Additional Deferral account

         9.2 Distribution on Termination of Employment: If a Participant terminates employment, he or she may elect to receive in a single distribution the entire balance in his or her accounts. If a Participant does not elect an immediate distribution under this section, he or she may defer the distribution until any date prior to the first day of April of the calendar year immediately following the calendar year in which the Participant attains age 70 1/2.

         9.3 Distributions on Death: A distribution occasioned by the death of a Participant shall be made to the surviving spouse of the Participant. If there is no surviving spouse, or if the spouse has consented in writing properly witnessed by a Plan representative or notary public, the distribution shall be made to the specific beneficiary or beneficiaries designated by the Participant. If there is no surviving spouse, and if no valid designation has been made or a beneficiary does not survive the Participant, the distribution shall be made to the Participant's estate. A Participant may file with the Plan Manager a written designation of beneficiary. Such a designation may be changed or revoked by a written notice filed with the Plan Manager; however, such a change must be properly consented to by the Participant's spouse, if the spouse is not named as Beneficiary. A distribution shall be made as soon as practicable after the death of the Participant and in any event within 60 days after the close of the Plan Year in which that occasion falls, except that a beneficiary of a deceased Participant may elect no later than 60 days after the death of the Participant, that a distribution be delayed until either:

         (a) A date that follows the occasion for the distribution by not more than one year, or, if later,

         (b) a date in the distributee's taxable year in which there will be lump-sum distribution, as defined in section 402(e)(4)(A) of the Internal Revenue Code, from another qualified plan maintained by the Employer.

         9.4 Eligible Rollover Distributions: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Manager, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except that only one such Eligible Retirement Plan may be designated for any single Eligible Rollover Distribution.

         9.5 Amount of Distribution: A distribution from a Participant's account shall include all assets in the account, except that if the distribution is the result of a Termination of Employment, assets that represent Matching Contributions that are not vested under Article XIII and earnings thereon shall not be distributed.

         9.6 Form of Distribution: Distribution of amounts invested in the Duke Power Company Common Stock Fund shall be made in whole shares of Duke Power Company common stock. Distribution of amounts invested in United States Savings Bonds shall be made in United States Savings Bonds. Distribution of amounts invested in any Fund other than the Duke Power Company Common Stock Fund shall be made in cash. Notwithstanding the foregoing, a distribution shall be made in cash to the extent it represents (a) uninvested cash, (b) cash for fractional shares of Duke Power Company common stock, or (c) cash in lieu of whole shares of Duke Power Company common stock provided such a cash distribution is elected by a Participant from his or her account in the Duke Power Company Common Stock Fund.

         9.7 Fractional Shares: No fractional shares of Duke Power Company common stock shall be distributed. A fractional share that is the last item in an account shall be paid in cash. Cash settlements for fractional shares shall be based on fair market value at the time of settlement.

         9.8 Required Minimum Distributions: Effective for Plan Years beginning on and after the effective date of section 401(a)(9) of the Code and regulations thereunder, and notwithstanding any other provisions of the Plan which may authorize a later distribution, all distributions shall satisfy the following requirements:

         (a) With respect to the interest of an active Participant, distribution of the Participant's interest must commence no later than April 1 of the calendar year following the later of the calendar year in which he or she attains age 70 1/2 or, except in the case of a Participant who is a five-percent owner (as defined in section 416 of the Code), the taxable year in which he or she retires. Distribution of the Participant's entire interest shall be made over a period not extending beyond the life expectancy of the Participant, or if married the joint life and last survivor expectancy of the Participant and his or her spouse, provided the spouse is the designated beneficiary.

         (b) With respect to the interest of a deceased Participant, the entire interest of the Participant must be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death.

         (c) The requirements of this section shall not be construed to expand the period of time by which a distribution must be made where a shorter period of time is specified elsewhere in this document.

         9.9 Consent for Cash Out of Distributions: No distribution of a vested benefit with a present value which exceeds $3,500 shall be made without the written or electronic consent of the Participant. Effective on and after April 1, 1997, vested benefits with a present value of less than $3,500 shall be distributed to any Participant who is no longer employed by an Affiliated Employer.

         9.10 Waiver of Notice: No distribution shall be made to any participant unless such participant has received the notice required by section 1.411(a)-11(c) of the Income Tax Regulations no less than 30 days and no more than 90 days before the date of the distribution. If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (a) the plan administrator clearly informs the participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the participant, after receiving the notice, affirmatively elects a distribution.

         9.11 Qualified Domestic Relations Order: Notwithstanding any other provision of this Plan, a portion of all of the account balance of any Participant, including Deferrals, Additional Deferrals, Matching Contributions and Rollover Accounts shall be paid to an alternate payee to the extent required by a Qualified Domestic Relations Order that satisfies the requirements of section 414(p) of the Code. A distribution to an alternate payee from a Participant's Deferral and Additional Deferral accounts may be made prior to the date on which the Participant attains age 59 1/2 pursuant to a Qualified Domestic Relations Order which satisfies section 414(p) of the Code. Unmatured Matching Contributions shall not be distributable to an alternate payee until they become distributable to the Participant. If a separate account is established for an alternate payee, he or she may elect to withdraw the entire balance in one distribution, which shall be made no later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2.


                        ARTICLE X. LOANS TO PARTICIPANTS

         10.1 Amount of Loan: A Participant may request a loan from his Rollover Account, Deferral account and Additional Deferral account, except that no loans may be made to a Participant in the Basic Option. The Plan Manager upon request, shall lend to such participant from his Rollover Account, Deferral account and Additional Deferral account in that order an amount which when added to the Participant's outstanding loans from any other plan maintained by the Employer is not in excess of the lesser of:

         (a)  $50,000, reduced by the excess (if any) of

                   1. the highest outstanding balance of loans from all plans maintained by the Employer during the one-year period ending on the day before the date on which such loan was made, over
                   2. the outstanding balance of loans from all plans maintained by the Employer on the date on which the loan was made; or

         (b) fifty percent (50%) of the value of the Participant's accounts which are vested under the rules of Article XI, such value to be determined as of the Valuation Date coinciding with or immediately preceding the origination date of the loan. If between the date on which a Participant makes application for a loan and the date on which the loan is actually made there is a decline in value of the Participant's Deferral, Additional Deferral and Rollover accounts such that there are insufficient funds in such accounts from which to make a loan in the requested amount, then the loan proceeds shall be taken from other accounts in the order set forth in section 9.1(a). Notwithstanding the foregoing, no loan shall be in an amount which would exceed the limitations set forth in this section 10.1.

         10.2 Terms of Loan: In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

         (a) An application for a loan by Participant shall be made in writing or by electronic communication to the Plan Manager.

         (b) The period of repayment for any loan except as set forth in subsection (c) below, shall be arrived at by mutual agreement between the Plan manager and the borrower, but such period in no event shall exceed five (5) years.

         (c) Notwithstanding the above, the period of repayment for any loan used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant in no event shall exceed ten (10) years.

         (d) Each loan shall be made against collateral being the assignment of fifty percent (50%) of the borrower's right, title and vested interest in and to his or her vested account balances supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

         (e) Each loan shall bear interest at the rate which would be charged by Wachovia Bank of North Carolina, N.A., on similar commercial loans.

         (f)  The minimum loan amount shall be $500.

         (g) Repayment of loans shall be made by payroll deduction or as specified in the loan agreement; however, except as may be provided by regulations issued by the Department of the Treasury, substantially level amortization of a loan is required with payments not less frequently than quarterly. Since loan repayment must be made by payroll deduction, no loan shall be made to an alternate payee under a Qualified Domestic Relations Order or to a terminated Participant.

         (h) A Participant may have no more than two loans (one loan prior to April 1, 1997) from this Plan outstanding at a time.

         (i) Assets in the Participant's accounts shall be converted to cash, and then the amount of such loan shall be removed from the accounts and transferred to a special loan account in the name of the borrowing Participant. As of each Valuation Date following the making of the loan and until the loan is repaid, all payments on the loan, including interest, shall be reallocated from the Participant's loan account and reinvested within either the Basic Option or the Diversified Option depending upon the Option in which the Participant has investments at the time of the repayment. Repayments shall be allocated among investment alternatives within an Option on a proportionate basis in accordance with the Participant's election with respect to the investment of current Deferrals. If the Participant has not elected current Deferrals, all repayments shall be allocated to the Duke Power Company Common Stock Fund.

         (j) Upon termination of employment a Participant must repay the outstanding balance of the loan plus interest due in full.

         (k) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

         (l) A reasonable origination fee in an amount determined from time to time by the Plan Administrator may be charged to any Participant who makes a loan under the Plan. The origination fee will be withheld from the proceeds of the loan.

         10.3 Loans to Former Employees: Loans shall be made available only to former Employees who are also "parties-in-interest" as defined in section 3(14) of the Employee's Retirement Income Security Act of 1974.

         10.4. Military Service: Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.


                               ARTICLE XI. VESTING

         A Participant's Deferral and Additional Deferral accounts shall be fully vested at all times. Matching Contributions made in accordance with
Article V and earnings thereon shall be fully vested with respect to any Participant with at least one Hour of Service on or after April 1, 1993. Matching Contributions made on behalf of a Participant who does not have at least one Hour of Service on or after April 1, 1993, shall vest in accordance with the provisions of this Plan as in effect on and before March 31, 1993, as set forth in Appendix C, except that any Participant who elected to terminate employment pursuant to the Limited Period Separation Opportunity sponsored by the Employer during February 1993, shall be fully vested in all Matching Contributions.

                            ARTICLE XII. FORFEITURES

         There shall be no forfeiture with respect to any Participant who has at least one Hour of Service on or after April 1, 1993, except to the extent that Matching Contributions attributable to Excess Deferrals or Excess Aggregate Contributions are required by law to be forfeited. Any forfeiture occurring under provisions of the Plan as in effect prior to April 1, 1993, shall be subject to the forfeiture and repayment rules set forth in the Plan on the date of the event giving rise to the forfeiture.


              ARTICLE XIII LIMITATION OF CONTRIBUTIONS AND BENEFITS

         13.1(a) Annual Addition: "Annual Addition" shall mean all employee and employer contribution amounts allocated to a Participant's account during the Limitation Year that constitutes:

                  1.   Employer contributions,
                  2.   Employee contributions,
                  3.   Forfeitures, and
                  4. Amounts described in sections 415(1)(1) and 419 (A)(d)(2) of the Code.

         13.1(b) Maximum Annual Addition: The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                   1.  the Defined Contribution Dollar Limitation, or
                   2. 25 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code for the Limitation Year.

         13.1(c) Special Rules: The compensation limitation referred to in section 15.1(b)(ii) shall not apply to:

                   1. Any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or
                   2. Any amount otherwise treated as an Annual Addition under section 415(1)(1) of the Code.

         13.1(d) Defined Contribution Dollar Limitation: For purposes of section 15.1(b), "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

         13.1(e) Recomputation Not Required: The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as an Annual Addition.

         13.1(f) Excess Annual Additions: If the Annual Additions made to this Plan on behalf of any Participant exceed the maximum, the Employer shall treat the excess amount of such Annual Additions as follows:

                   1. So much of the Participant's contributions, including
                      Deferrals and Additional Deferrals, which cause the Participant's accounts to exceed the maximum Annual Additions shall be returned to the Participant;

                   2. So much of any Employer contribution allocated to the
                      Participant's accounts in excess of the maximum Annual Additions shall be used to reduce the Employer's contribution for the following Plan Year (and succeeding Plan Years as necessary) for the Participant if that Participant is covered by the Plan as of the end of the following Plan Year. If such Participant is not covered by the Plan for the following Plan Year, the excess Annual Additions shall be allocated to the accounts of other Participants.

          A Participant may not choose to defer an amount that would cause the Annual Additions in this Plan alone to exceed the maximum allowed.

         13.2(a) Combined Plan Limitations on Contributions and Benefits: If an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year which begins before January 1, 2000. If the sum of the Defined Benefit Plan Fraction or the Defined Contribution Plan Fraction shall exceed 1.0 in any year for any Participant in this Plan, the Employer shall reduce the Plan benefits in such manner that the limitations of section 415(e) of the Internal Revenue Code will be satisfied without reduction, or with minimum reduction, of Employer or Employee contributions to defined contribution plans of the Employer.

         13.2(b) Defined Benefit Plan Fraction: For the purpose of this Article XIII, the term "Defined Benefit Plan Fraction" for any year shall mean a fraction, the numerator of which is the projected annual benefit payable to a Participant as of the close of the then current year under all plans maintained by this Employer and the denominator of which is the lessor of:

                   1. The product of 1.25 multiplied by the maximum dollar limitation for the Plan Year concerned as provided under Code section 415, or
                   2.  The product of 1.4 multiplied by the
                       applicable percentage of compensation limit as defined for this purpose under Code section 415.

         13.2(c) Defined Contribution Plan Fraction: The term "Defined Contribution Plan Fraction" for any year shall mean a fraction the numerator of which is the aggregate amount of Annual Additions made to a Participant's accounts under all plans maintained by this Employer as of the close of the then current year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer:

                    1. The product of 1.25 multiplied by the maximum dollar
                       limitation for the Plan Year concerned as provided under Code section 415, or

                    2. The product of 1.4 multiplied by the
                       applicable percentage of compensation limit as defined for this purpose under Code section 415.

         13.2(d) Adjustment of Defined Contribution Plan Fraction: If the Plan satisfied the applicable requirements of section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under section 415(e)(1) of the Code (as revised by this Article XIII) does not exceed 1.0 for such Limitation Year.

         13.3 Compensation: For purposes of this Article XV, "Compensation" will be determined under Section 2.11 Amounts that are not currently includible in the Participant's gross income by reason of the application of section 125 or section 402(a)(8) of the Code shall not be counted except in Limitation Years beginning after December 31, 1997.

         13.4 Limitation Year: For purposes of this Article XIII, "Limitation Year" shall mean the calendar year.

         13.5 Transitional Rule: At the election of the Plan Manager, with respect to any year ending after December 31, 1982, the amount taken into account in determining the defined contribution plan fraction with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of (a) and (b), where

         (a) is the Defined Contribution Plan Fraction in effect for the year ending in 1982, and

         (b)  is the Transition Fraction.

Transition Fraction means a fraction, the numerator of which is the lesser of $51,874, or 1.4 multiplied by 25 percent of the Compensation of the Participant for the year ending in 1981 and, the denominator of which is the lesser of $41,500 or 25 percent of the Compensation of the Participant for the year ending in 1981. If the plan is a Top-Heavy Plan, as defined by the Tax Equity and Fiscal Responsibility Act of 1982, then $41,500 shall be substituted for $51,874 in the numerator of the Transition Fraction.

                        ARTICLE XIV. TOP HEAVY PROVISIONS

         14.1 Definitions. If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan and the following definitions will apply:

         (a) Key employee: Any Employee or former employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) or one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a five-percent owner of the Employer, or a one-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Compensation as defined in section 2.11. The determination period is the Plan Year containing the determination date and the four preceding Plan Years. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

         (b) Top-heavy plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                1. If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.
                2. If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.
                3. If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

         (c)  Top-heavy ratio:

                1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date(s), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                  2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  3. For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a key employee but who was a key employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

         (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) or 410 of the Code.

         (e) Required aggregation group: (1) Each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

     (f) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     (g) Valuation date: For purposes of computing the top-heavy ratio, the valuation date shall be December 31 of each year.

         (h) For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

  Interest rate:  8%       Mortality table:  1984 Unisex Pension Mortality Table

         14.2  Minimum allocation

         (a) Except as otherwise provided in (c) and (d) below, the employer contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of employer contributions and forfeitures, as a percentage of key employee's Compensation, as limited by section 401(a)(17) of the Code, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (of any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) Compensation less than a stated amount.

         (b) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in section 2.11 as limited by section 401(a)(17) of the Code.

         (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under a top-heavy defined benefit plan. Each Participant covered by both a top-heavy defined benefit plan and a top-heavy defined contribution plan shall receive the minimum benefit provided under the defined benefit plan.

         14.3 Minimum vesting schedules. For any Plan Year in which this Plan is top-heavy, the nonforfeitable interest of each Employee in his or her account balance attributable to employer contributions shall be determined on the basis of 100% vesting after three years of service. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an hour of service after the Plan has initially become top-heavy and such Employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this section. If the vesting schedule under the plans shifts in or out of the above schedule for any plan year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and each Participant with at least three years of service may elect to have the nonforfeitable percentage under the Plan computed without regard to the change.

         14.4 Effect on section 415 limitations: If the Employer maintains both a defined contribution plan and a defined benefit plan with an Employee who participates, or could participate, in both plans, then for purposes of computing the defined contribution fraction and defined benefit fraction described in section 13.2 (b) and (c), the dollar limitation of sections 415(b)(1)(A) and 415(c)(1)(A) shall be multiplied by 1.0 in lieu of 1.25, unless:

         (a) Either (1) the benefits under each plan satisfy the minimum requirements of section 416(h)(A)(ii)(I) and (II); or (2) the Plan benefits satisfy standards otherwise developed by the Secretary of the Treasury; and

         (b) The Plan would not be top heavy if 90 percent were substituted for 60 percent in paragraph 14.1 (b) above.

         This Section shall be applicable for any Limitation Year which begins after December 31, 1998.


                           ARTICLE XV. VOTING OF STOCK

         A Participant may instruct the Trustee, in accordance with procedures approved by the Committee, how to vote shares of Duke Power Company common stock or units of the Duke Power Company Common Stock Fund credited to the Employee's accounts. The Trustee shall vote the shares with respect to which it has received instructions in accordance with the instructions. It shall vote other shares held by it under the Plan in its capacity as Trustee.

                           ARTICLE XVI. ADMINISTRATION

         16.1 Plan Administrator: The Plan shall be administered by the Duke Power Company Employees' Stock Purchase-Savings Program Committee or by a successor individual or body designated by the Board of Directors of Duke Power Company.

         16.2 Power and Duties of the Committee: Except where prohibited by law, the Committee retains the discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. The Committee shall have all such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to (a) interpret or construe the Plan,
(b) determine all questions of eligibility, (c) determine the classification, status and rights of Employees, Participants and beneficiaries of Participants,
(d) determine the amount, manner and time of any distribution hereunder, and (e) fix minimum periods of notice where notice is required, all in a manner not inconsistent with the terms of the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall be entitled to rely upon certificates of the Employer and the Trustee as to information pertinent to any determination made pursuant to the Plan.

         The Committee shall cause to be maintained such books of accounts, records and other data as may be necessary or advisable in its judgment for the purpose of the proper administration of the Plan. The Committee shall appoint a Plan Manager who shall have primary responsibility for management of regular operations of the Plan and may appoint or employ such agents, attorneys and clerical assistants as it deems necessary.

         The Committee shall direct the Trustee concerning all payments that shall be made from the Trust pursuant to the Plan.

         The Committee shall by rule or regulation establish a claims procedure under which each claimant shall receive notice in writing in the event any claim for benefits under the Plan has been denied. The notice shall set forth the specific reasons for the denial. The claims procedure shall also provide an opportunity for full and fair review by the Committee of any denial of a claim.

         If, in the Committee's judgment, any person to whom a distribution is due is lacking in capacity because of illness, accident or otherwise, the Committee may authorize the making of the distribution to any person or institution that in the Committee's judgment is responsible for caring for the person who is entitled to the distribution.

         The Committee may act at a meeting or in writing without a meeting. It may adopt such rules and regulations as it deems desirable for the conduct of its affairs. Decisions by the Committee shall be made by the vote or assent of a majority of its members. The Committee shall have the power to assign or allocate any of its responsibilities among its members and to designate one or more persons (including persons who are not members of the Committee) to carry out its responsibilities.

         Any action by the Committee on matters within its discretion shall be final and conclusive as to all interested persons.

         16.3 Plan Expenses: Expenses of administering the Plan shall be paid by the Employer to the extent such expenses are not paid by the Plan or charged directly to Plan Participants.


                      ARTICLE XVII. ROLLOVER CONTRIBUTIONS

         17.1 Rollover of Funds from Other Plans. In the event that an individual

                  (a) becomes an Eligible Employee who meets the participation requirements of the Plan under Section 3.1 other than the service requirements, and

                  (b) shall have been a participant in an employer's plan
                      described in Section 401(a) of the Code, the trust of which is exempt from tax under Section 501(a) of the Code, and

                  (c) received from such trust an Eligible Rollover
                      Distribution, and

                  (d) such property consists of money, then, the Eligible
                      Employee may on and after April 1, 1997, transfer any portion of the distribution greater than or equal to $500, to the extent that it does not exceed the amount referred to in subsection 402(c)(2) of the Code, to this Trust by Direct Rollover from such other plan or by transferring the distribution to the Trust on or before the sixtieth
                      (60th) day after the day on which he received such property. Upon receipt by the Trust, such amount shall be credited to the Rollover Account established hereunder. The eligible Employee shall have a one-hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such transfer.

         17.2  Transfer of amount distributed from a rollover IRA.

         (a) An Eligible Employee who has received a distribution meeting the requirements of Section 17.1, and who subsequently deposited such distribution in an individual retirement account, as defined in Section 408, in accordance with Code Section 408(d)(3)(A)(ii), may contribute part or all of a distribution from such account (the "transferred amount") to the trust provided the conditions set forth in (b) and (c) are satisfied.

         (b) The transferred amount must be contributed to the Trust on or before the 60th day following the Eligible Employee's receipt of the amount from the individual retirement account.

         (c) The distribution must consist of the entire amount in the individual retirement account, and must include no amount attributable to any source other than a qualified plan described in Code Section 401(a).

         17.3  Monitoring of rollovers.

         (a) The Plan Administrator shall establish such procedures and require such information from transferring employees as it deems necessary to insure that amounts transferred under this Article XVII meet the requirements for tax-free rollovers established by such section and by the Code and Treasury regulations.

         (b) No amount may be transferred under this Article XVII until approved by the Plan Administrator.

         17.4  Treatment of transferred amount under the Plan.

         (a) The Administrator will establish an account (the "Rollover Account") for each Eligible Employee making a contribution described in Section
17.1 or 17.2 above. The transferred amount will be invested as directed by the Eligible Employee as if the Rollover Account were a Deferral or Additional Deferral account. Upon retirement, death, or other termination of employment, the Eligible Employee's rollover account shall be distributed to him in accordance with Article IX.

         (b) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Eligible Employee's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(l) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

         (c) The Eligible Employee will at all times have a fully vested and nonforfeitable interest in the amount credited to his Rollover Account.

         (d) An Eligible Employee who contributes an amount to the Plan in accordance with this Article XVII will not become a Participant until he or she has satisfied the requirements of Article III. However, such an Eligible Employee will be treated as a Participant, with respect to his or her interest in Rollover Account, except that such a Participant may not receive either in-service withdrawals or loans until he or she has satisfied the general participation requirements set forth in Section 3.1.


                             ARTICLE XVIII. TRUSTEE

         Duke Power Company, representing the Employer, shall enter into a trust agreement which shall provide, among other things, for a Trust to which all contributions shall be paid, and the Trustee shall have such rights, powers and duties as are set forth in the trust agreement. All assets of the Trust shall be held and invested in accordance with the provisions of the trust agreement and the Plan for the sole benefit of Participants and their beneficiaries. The Trustee shall be responsible solely for the investment and safekeeping of the assets of the Trust and shall have no responsibility for the operation or administration of the Plan. The Trustee shall have the authority to make distributions and to pay moneys to or on the order of the Committee upon requisition drawn upon the Trustee.



                       ARTICLE XIX. FIDUCIARY LIABILITIES

         The Employer, Officers and Directors of the Employer, the Committee (including the individual members thereof), the Trustee, the Plan Manager, and any person who is deemed to be a fiduciary under the Plan (these persons and entities are referred to below as "they") shall not be liable for a breach of fiduciary responsibility of another fiduciary under the Plan except to the extent (a) they shall have participated knowingly in, or knowingly undertaken to conceal, an act or omission of such fiduciary, knowing such act or omission was a breach of such fiduciary's fiduciary responsibilities, (b) they shall have through a breach of their fiduciary responsibilities enabled such fiduciary to commit a breach of its fiduciary responsibilities, or (c) they shall have knowledge of a breach of fiduciary responsibilities by such fiduciary, unless they have made reasonable efforts to remedy the breach.

         They also shall not be liable for the acts or omissions of any person or persons to whom any authority, power or responsibility has been allocated or who have been designated to carry out their responsibilities, except to the extent they shall have violated their fiduciary responsibilities with respect to such allocation or designation or would otherwise be liable under provisions of the immediately preceding paragraph.

         The Committee, its individual members and other fiduciaries who are employed by the Employer shall be indemnified by the Employer or from proceeds under insurance policies purchased by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.



                      ARTICLE XX. AMENDMENT OR TERMINATION

         The Plan may be amended or terminated by action of the Management Committee of the Board of Directors of Duke Power Company, but no amendment or termination shall cause any of the assets of the Trust to be used for or be diverted to any purpose other than the exclusive benefit of Participants or their beneficiaries and no amendment may retroactively reduce a Participant's account. In the case of a termination, partial termination or a complete discontinuance of contributions to the Plan, all amounts credited to the accounts of Participants shall become nonforfeitable.

                         ARTICLE XXI. GENERAL PROVISIONS

         21.1 Source of Distributions: Distributions under this Plan shall be made only out of the Trust. No persons shall have any rights under the Plan with respect to the Trust, or against the Trustee or the Employer, except as specifically provided for herein.

         21.2 Inalienability of Benefits: Except as otherwise provided by law, no person shall have the right to assign, alienate, transfer, hypothecate or otherwise subject to lien an interest in or benefit under the Plan nor shall benefits under the Plan be subject to the claims of any creditor.

         21.3 Merger or Consolidation: In case of a merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (if a termination immediately occurs) receive a benefit at least as large as that he would have been entitled to had the Plan been terminated immediately before the merger, consolidation or transfer.

         21.4 No Right to Employment: The Plan confers no right upon any Employee to continue employment with an Employer company.

         21.5 Controlling Law: The administration of the Plan shall be governed by the laws of the state of North Carolina, except to the extent preempted by the laws of the United States, and any persons or corporation who now are or later become parties to the Plan shall be deemed to consent to this provision.

         21.6 Investment Risk: Each Participant assumes all investment risk connected with the Plan, including the selection of investment Funds and any changes in the market price of Duke Power Company common stock, United States Savings Bonds, or any units of the Funds offered under the Plan; the Committee retains the right to modify the investment options offered under the Plan at any time with respect to both existing account balances and future investments.

         In witness whereof this plan has been executed by the Company, pursuant to action of the Management Committee of the Board of Directors on December 23, 1996.


ATTEST:                                     DUKE POWER COMPANY



--------------------------------            --------------------------------
Ellen T. Ruff                               W. H. Grigg
Secretary & Deputy General Counsel          Chairman and Chief Executive Officer

                                   APPENDIX A



         Affiliated Employers which have been authorized to participate in the plan and have adopted the plan:

                           Crescent Resources, Inc.
                           Duke Engineering & Services, Inc.
                           DE&S Northwest, Inc.
                           Duke Energy Corp.
                           Nantahala Power and Light Company
                           Intera, Inc.

                                   APPENDIX B

         Duke Power Company Stock Purchase-Savings Program as effective on December 31, 1996, which continues in effect for Employees of Nantahala Power and Light Company and for certain Employees covered by collective bargaining agreements as more fully described in Section 2.19.

                                                                     APPENDIX C

              VESTING PROVISIONS APPLICABLE PRIOR TO APRIL 1, 1993

                              ARTICLE XII. VESTING

         A Participant's Deferral, Additional Deferral, Regular Contribution and Additional Contribution accounts shall be fully vested at all times. Matching Contributions made in accordance with Article V and earnings thereon shall vest at the earliest of:

         (a) With respect to a Participant with at least one Hour of Service on or after November 1, 1989, the completion by such Participant of at least five Years of Service with the Employer, whether or not consecutive. (In determining the Years of Service completed by a Participant in Plan Years ending prior to November 1, 1989, a Participant shall receive a year of service for each such prior Plan Year if the Participant was performing services on the last day of such prior Plan Year. Similarly, if the Participant was not performing services on the last day of such prior Plan Years, the Participant shall be treated as if a one-year Break in Service occurred for such prior Plan Year.);

         (b) The end of the second Plan Year following the Plan Year for which the contributions were made,

         (c)  death of the Participant,

         (d) retirement under provisions of the Duke Power Company Employees' Retirement Plan or the Retirement Plans for Salaried and Hourly Employees of Nantahala Power and Light Company,

         (e)  a layoff because of lack of available work,

         (f) Termination of Employment if a showing of hardship, as defined in section 10.1(d), is made to the satisfaction of the Plan Manger,

         (g) the time of termination or partial termination of the Plan or a complete discontinuance of contributions,

         (h)  attainment by the Participant of age 65, and

         (i) Involuntary Termination of Employment on account of the sale or other disposition by an Employer of substantially all of its operating assets or the sale or other disposition of all of the stock of an Employer to an entity not required to be aggregated under sections 414(b), (c), (m) or (o) of the Code.

         Employer contributions made in accordance with Article VI or Article VII shall vest on the December 31 as of which eligibility for the contributions is determined.


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